EXHIBIT 4

                      TERMINATION OF STOCKHOLDER AGREEMENT

     WHEREAS, the undersigned (or their predecessors in interest) were parties to a Stockholder Agreement (the "Stockholder Agreement") dated as of May 12, 1997 relating to the voting of shares owned in Royal Precision, Inc.

     NOW THEREFORE, by agreement of the parties, the Stockholder Agreement is hereby terminated effective the date hereof and is of no further force and effect

     IN WITNESS WHEREOF, the parties have hereunto signed this Termination of Stockholder Agreement as of July 3, 2000.

BERENSON, MINELLA & CO. 1993            BERENSON, MINELLA & CO. 1996
PROFIT SHARING PLAN                     PROFIT SHARING PLAN


By: /s/ Gregg Feinstein                 By: /s/ Gregg Feinstein
   --------------------------------        -------------------------------------
   Gregg Feinstein, Authorized Signer      Gregg Feinstein, Authorized Signer


BERENSON, MINELLA & CO., LLC.


By: /s/ Gregg Feinstein                 /s/ Raymond J. Minella
   --------------------------------     ----------------------------------------
   Gregg Feinstein, Authorized Signer   Raymond J. Minella



DMB PROPERTY VENTURES LIMITED           DMB GP, INC.
     PARTNERSHIP
By:  DMB GP, Inc.

By: /s/ Timothy A. Kaehr                By: /s/ Timothy A. Kaehr
   --------------------------------        -------------------------------------

Name: Timothy A. Kaehr                  Name: Timothy A. Kaehr
      -----------------------------           ----------------------------------

Title:  Executive Vice President        Title: Executive Vice President
      -----------------------------           ----------------------------------


/s/ Jeffrey L. Berenson                 /s/ Richard P. Johnston
-----------------------------------     ----------------------------------------
Jeffrey L. Berenson                     Richard P. Johnston

Dated: July 18, 2000                    Dated: June 30, 2000
      -----------------------------           ----------------------------------

/s/ Jayne A. Johnston                   /s/ Danny Edwards
-----------------------------------     ----------------------------------------
Jayne Johnston                          Danny Edwards

Dated: June 30, 2000                    Dated: July 8, 2000
      -----------------------------           ----------------------------------


/s/ Kenneth J. Warren                   /s/ David E. Johnston
-----------------------------------     ----------------------------------------
Kenneth J. Warren                       David E. Johnston

Dated: June 29, 2000                    Dated: June 29, 2000
      -----------------------------           ----------------------------------


/s/ Bennett Dorrance                    /s/ Drew Brown
-----------------------------------     ----------------------------------------
Bennett Dorrance                        Drew M. Brown

Dated: July 10, 2000                    Dated: July 10, 2000
      -----------------------------           ----------------------------------


/s/ Mark N. Sklar                       /s/ Bennett Dorrance
-----------------------------------     ----------------------------------------
Mark N. Sklar                           Bennett Dorrance, Trustee of the
                                        Bennett Dorrance Trust

Dated: July 11, 2000                    Dated: July 10, 2000
      -----------------------------           ----------------------------------


/s/ Richard P. Johnston                 /s/ Jayne A. Johnston
-----------------------------------     ----------------------------------------
Richard P. Johnston, trustee of         Jayne Johnston, trustee of Johnston
Johnston Family Charitable Remainder    Family Charitable Remainder Trust #3
Trust #3

Dated: June 30, 2000                    Dated: June 30, 2000
      -----------------------------           ----------------------------------

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